LEASE EXTENSION AGREEMENT



This document is intended to be an addendum to the lease agreement executed April 5, 1984 between Majorie G. Wood, a.k.a. Marjorie G. Taylor, (lessor), and American River Bank, (lessee).

This document, entered into on July 16, 1997 outlines the terms of the lease extension. All other terms of the above-referenced lease agreement remain intact except for those outlined below.

TERM
Lessor and Lessee agree to extend the aforementioned lease to 12:01 a.m. on March 1, 2009 unless sooner terminated as provided by existing lease or the exercise of the early cancellation clause outlined below.

BASIC RENT
Lessee agrees to pay lessor a basic monthly rent to be set annually on March 1st as follows: the rental rate will be increased by a fixed percentage of 2.5% above the rate in effect in February 1999. This increased rent will be effective March 1, 1999 and thereafter on each March 1st through the year 2008, the rate in effect in the month of February will be increased by 2.5% and be effective from March 1st of that year through February of the following year.

EARLY CANCELLATION CLAUSE
Beginning March 1st, 2005 lessee has unilateral right to cancel the lease at any time by providing lessor with a 90-day written notice. Within 15 days of lessee vacating the premises, lessee is responsible for a cash payment equal to 6 months rent at the thencurrent rental rate. This early cancellation payment is acknowledged by both parties as the entire amount due and, upon payment, lessee is absolved from the obligations outlined in this document and by reference, in the lease agreement dated April 5, 1984.

Agreed upon and executed this 16th day of July 1997 in Sacramento, California.

Lessor:                                       Lessee:



/s/ MARJORIE G. TAYLOR                        /s/ WILLIAM L. YOUNG
----------------------------------            --------------------------------
    Marjorie G. Taylor,                           William L.Young
    a.k.a. Marjorie G. Wood                       President & CEO
                                                  American River Bank
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                                 LEASE AGREEMENT

                       EXTINGUISHMENT OF THE OLD AGREEMENT

         Marjorie G. Wood, and American River Bank, a California corporation, having entered into a certain Lease Agreement, on March 1, 1983, and on Addendum thereto on April 20, 1983, a copy of which is attached and incorporated by reference, do hereby extinguish this agreement and addendum and replace it with the following contract.

                   NEW CONTRACT AND CLARIFICATION OF AGREEMENT

                         PREAMBLE - PARTIES AND PREMISES

         Marjorie G. Wood, herein called "Lessor," hereby leases to American River Bank, a California corporation, herein called "Lessee," those certain premises, herein called "said premises," specified in Description of Property attached hereto and made a part hereof as "Exhibit A" on the following terms and conditions:

                                      TERM

         1. The term of this lease shall be for the period of sixteen (16) years commencing at 12:01 a.m. on March 1, 1983, and ending at 12:01 a.m. on March 1, 1999, unless sooner terminated as herein provided.

                                   BASIC RENT

         2. Lessee agrees to pay to Lessor as the basic rent for the use and occupancy of said premises the sum of $.40 per square foot for 2380 square feet being $952.00 per month payable on the first day of each and every month commencing March 1, 1983. Commencing March 1, 1988, the rental payment provided by paragraph 2 of this Lease may be adjusted by the change in "Consumer Price Index, Urban Consumer Component, San Francisco/Oakland Bay Area" by cumulating changes occurring each year since the inception of this lease. A calculation shall be done for each of the first five (5) years and an adjustment may be made reflecting this calculation in the sixth (6th) year and every year thereafter, provided however, that the monthly rental payment for said premises shall not be less than $.40 per square foot or $952.00 per month. Said rent includes the right to additional parking space as set forth in Exhibit A.

                              TAXES AND ASSESSMENTS

         3. This Lease shall be what is called a triple net lease. All taxes, assessments, fees, permits, licenses and costs associated with said premises shall be paid by Lessee.

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                                 USE OF PREMISES

         4. Said premises shall be used for banking operations by Lessee and for such other and further uses permissible under state and local zoning laws.

                                 PROHIBITED USES

         5. Lessee shall not commit or permit the commission of any acts on said premises nor use or permit the use of said premises in any way that:

            (a) Will increase the existing rates for or cause cancellation of any fire, casualty, liability, or other insurance policy insuring the premises or its contents;

            (b) Violates or conflicts with any law, statute, ordinance, or governmental rule or regulation, whether now in force or hereinafter enacted, governing said premises;

            (c) Constitutes the commission of waste on said premises or the commission or maintenance of a nuisance as defined by the laws of the State of California.

                                   ALTERATIONS

         6. Lessee shall make or cause to be made alterations to said premises sufficient to render the premises suitable for banking operations. The alterations shall be made at the sole cost and expense of Lessee by a contractor or other person selected by Lessee. Any and all alterations, additions, or improvements made to said premises shall on expiration or sooner termination of this lease become the property of Lessor and remain on said premises; provided, however, that on expiration or sooner termination of this lease and written demand being given him by Lessor, if commercially reasonable, Lessee shall at Lessee's sole cost and expense remove all alterations, additions, and improvements made to said premises by Lessee and pay all costs of repairing any damages to said premises caused by their removal.

                            ALTERATIONS BY SUBLESSEE

         7. In the event the Lessee subleases said premises, all plans and specifications for any alterations by any sublessee must be approved in writing prior to commencement of any alterations by sublessee. The alterations shall be made at the sole cost and expense of sublessee by a contractor or other person selected by sublessee. Any and all alterations additions, or improvements made to said premises shall on the expiration or sooner termination of this lease become the property of Lessor and remain on said premises; provided, however, that an expiration or sooner termination of this lease and written demand being given him be Lessor, if commercially reasonable, sublessee shall at Sublessee's sole cost and expense remove all alterations, additions, and improvements made to said premises

                                       -2-

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by sublessee and pay all costs of repairing any damages to said premises caused by their removal.

                             MAINTENANCE AND REPAIRS

         8. Lessee admits, by entering into possession under this lease, that said premises are suitable for rehabilitating into a bank. Lessee shall, at all times during the term of this lease and any renewal or extension thereof, maintain, at Lessee's sole cost and expense, said premises, and every part of said premises, in a good, clean and safe condition, and shall on expiration or sooner termination of this lease surrender said premises to lessor in good condition and repair, reasonable wear and tear and damage by the elements excepted. Lessee hereby waives any right to make repairs to said premises at the expense of Lessor as provided by any law or statute now or hereafter enacted.

                                  IMPROVEMENTS

         9. In the event the County of Sacramento requires additional improvements to Parcel 2, Lessee will be responsible for said improvements. Lessee agrees that they will accomplish said future requirements by the County of Sacramento only if the Lessee is in use of the parking area and in occupancy of the leased building. Any other development program that the owner contemplates that requires additional County Improvements shall be the responsibility of the owner/developer, that being the Lessor or her assignee.

                              INSPECTION BY LESSOR

         10. Lessee shall permit Lessor or Lessor's agents, representatives or employees to enter said premises at all reasonable times for the purpose of inspecting said premises to determine whether Lessee is complying with the terms of this lease and for the purpose of doing other lawful acts that may be necessary to protect Lessor's interest in said premises under this lease.

                          SERVICES FURNISHED BY LESSEE

         11. Lessee shall, at Lessee's own cost and expense, maintain the exterior walls, exterior windows, roof and structural supports of the building of which said premises are a part in good order and repair, excepting any repairs caused by the negligent or willful act of Lessor, or Lessor's agents or servants, and shall furnish to said premises during reasonable hours on regular business days, to be determined by Lessee, at Lessee's sole cost and expense:

             (a) Water and electricity suitable for the intended use of said premises;

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             (b) Heating and air conditioning suitable, in Lessee's judgment, for the comfortable use and occupancy of said premises for the uses for which they are hereby leased;

                             DESTRUCTION OF PREMISES

         12. Should said premises or the building of which they are a part be damaged or destroyed by any cause not the fault of Lessee, Lessee shall at Lessee's sole cost and expense promptly repair the same and the rent payable under this lease shall be abated for the time and to the extent Lessee is prevented from occupying said premises in their entirety; provided, however, that should the cost of repairing the damage or destruction exceed thirty (30) percent of the full replacement cost of said premises or the building of which said premises are a part, Lessee may, in lieu of making the repairs required by this paragraph, terminate this lease by giving Lessee thirty (30) days' written notice of such termination.

                            CONDEMNATION OF PREMISES

         13. (a) If more than thirty percent (30%) of the area of said premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, or if any such action renders said premises unsuitable for the operation of Lessee's business thereon, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date the Lessee ceases his operation of business.

             (b) If less than thirty percent (30%) of the area of said premises should be taken as aforesaid, and if said premises are not rendered unsuitable for the continuation of Lessee's business operations, the Lease shall not terminate; however, the rent payable hereunder during the unexpired portion of this lease shall be reduced in proportion to the area taken, effective on the date the Lessee ceases to use that portion of the premises taken.

             (c) Lessor and Lessee agree to request that any compensation award for any taking (or the proceeds of private sale in lieu thereof) of the said premises be made in separate awards to Lessor and Lessee.

                            ASSIGNMENT OR SUBLEASING

         14. Lessee may encumber, assign or otherwise transfer this lease, any right or interest in this lease, or any right or interest in said premises without the express written consent of Lessor. In addition, Lessee may sublet said premises or any part thereof without the prior written consent of Lessor.

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                                    INDEMNITY

         15. Lessee shall indemnify and hold Lessor and the property of Lessor, including said premises and the Building of which said premises are a part, free and harmless from any and all liability, claims, loss, damages or expenses, including counsel fees and costs, arising by reason of the death or injury of any person, including Lessee or any person who is an employee or agent of Lessee, or by reason of damage to or destruction or any property, including property owned by Lessee or any person who is an employee or agent of Lessee, caused or allegedly caused by:

             (a) Any cause whatsoever while such person or property is in or on said premises or in any way connected with said premises or with any personal property on said premises;

             (b) Dangerous condition created on said premises by Lessee;

             (c) Some act or omission on said premises of Lessee or any person in, on, or about said premises with the permission of Lessee;
                 or

             (d) Any matter connected with Lessee's occupation and use of said premises.

                      ACTS CONSTITUTING BREACHES BY LESSEE

         16. Lessee shall be in material default and breach of this lease should:

             (a) Any rent be unpaid when due and remain unpaid for thirty (30)
                 days after written notice to pay such rent or surrender possession of said premises has been given to Lessee by Lessor;

             (b) Lessee default in the performance or breach any provision, covenant, or condition of this lease other than one for the payment of rent and such default or breach is not cured within thirty (30) days after written notice thereof is given by Lessor to Lessee;

             (c) Lessee breach this lease and abandon said premises before expiration of the term of this lease;

             (d) A receiver be appointed to take possession of all or
                 substantially all of Lessee's property and not be discharged within sixty (60) days after his appointment;

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             (e) Lessee make a general assignment for the benefit of creditors;
                 or

             (f) Execution or attachment be levied on all or substantially all of Lessee's property and assets and not be discharged with sixty (60) days.

                     LESSOR'S REMEDIES FOR LESSEE'S DEFAULT

         17. Should Lessee be in material default and breach of this lease as defined in Paragraph 15 of this lease, Lessor, in addition to any other remedies given Lessor by law or equity; may:

             (a) Continue this lease in effect by not terminating Lessee's right to possession of said premises and thereby be entitled to enforce all Lessor's rights and remedies under this lease including the right to recover the rent specified in this lease as it becomes due under this lease; or

             (b) Terminate Lessee's right to possession of said premises, thereby terminating this lease, and recover from Lessee:

                 (1) The worth at the time of award of the unpaid rent which had been earned at the time of termination of the lease;

                 (2) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination of the lease until the time of award exceeds the amount of rental loss that Lessee proves could have been reasonably avoided;

                 (3) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Lessee proves could be reasonably avoided; and

                 (4) Any other amount necessary to compensate Lessor for all detriment proximity caused by Lessee's failure to perform Lessee's obligations under this lease; or

             (b) In lieu of, or in addition to, bringing an action for any or all of the remedies described in subparagraph (b) of this paragraph, bring an action to recover and regain possession of said premises in the manner provided by the laws of unlawful detainer of the State of California then in effect.

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               RIGHT OF FIRST REFUSAL TO PURCHASE LEASED PREMISES

         18. Should Lessor, during the lease term elect to sell all or any portion of the leased premises, Lessee shall have the right of first refusal to meet any bona fide offer of sale on the same terms and conditions of such offer, and a failure to meet such bona fide offer within sixty (60) days after written notice thereof from Lessor, Lessor shall be free to sell the premises or portion thereof to such third person in accordance with the terms and conditions of his offer.

                                     PARKING

         19. For so long as Lessee occupies said premises, Lessor shall provide an additional seven parking spaces as indicated in Exhibit A. However, if Lessee sublets said premises and discontinues to occupy said premises, Lessee may substitute the existing parking spaces with others located on site and sufficient to meet state and local ordinances pertaining to the minimum number of parking spaces per square footage of said premises.

                                     NOTICES

         20. Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this lease or by law to be served on or given to either party hereto by the other party hereto shall be in writing and shall be deemed duly served and given when personally delivered to the party. Lessor or Lessee, to whom it is directed or any managing employee of such party, in lieu of such personal service, when deposited in the United States mail, first-class postage prepaid, addressed to Lessor at 2133 Danbury Way, Rancho Cordova, California 95670, or to Lessee at 10120 Fair Oaks Blvd., Fair Oaks, California 95628. Either party, Lessor or Lessee, may change his address for purposes of this paragraph by giving written notice of the change to the other party in the manner provided in this paragraph.

                                 ATTORNEY'S FEES

         21. Should any litigation be commenced between the parties to this lease concerning said premises, this lease, or the rights and duties of either in relation thereto, the party, Lessor or Lessee, prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorney's fees in the litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

                         BINDING ON HEIRS AND SUCCESSORS

         22. This lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties, Lessor and Lessee, hereto, but nothing in this paragraph shall be construed as a consent by Lessor to any assignment of this lease or any interest therein by Lessee except as provided in Paragraph 12 of this lease.

                                       -7-

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                                 TIME OF ESSENCE

         23. Time is expressly declared to be the essence of this lease.

                                     WAIVER

         24. The waiver of any breach of any of the provisions of this lease by Lessor shall not constitute a continuing waiver or a waiver of any subsequent breach by Lessee either of the same or of another provision of this lease.

                             SOLE AND ONLY AGREEMENT

         25. It is understood by both parties that the former contract is completely at an end, and that all contract rights will henceforth flow from the new agreement alone. The new agreement is not merely a supplement or alteration of the old, but is a complete replacement for it and constitutes the sole and only agreement between Lessor and Lessee respecting said premises or the leasing of said premises to Lessee and correctly sets forth the obligations of Lessor and Lessee to each other. Any agreements or representation respecting said premises or their leasing by Lessor to Lessee not expressly set forth in this instrument are null and void.

         EXECUTED on April 5, 1984 at Rancho Cordova, California

  LESSOR                                   LESSEE

                                           American River Bank

  /s/ MARJORIE G. WOOD                     By: /s/ ROBERT H. DANEKE
  ---------------------------                  -----------------------------
  Marjorie G. Wood                             Robert H. Daneke, President


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                                    EXHIBIT A

                             DESCRIPTION OF PROPERTY

         Parcel 2 (two), of that certain parcel map entitled "Lots 6 and 7, Block 23 Fair Oaks City" filed in the office of the County Recorder of Sacramento County, on September 30, 1982, in Book 73 of Parcel Maps, at page 3.

                     Property address 10123 Fair Oaks Blvd.

         Including seven parking spaces located on Parcel 1 (one) of that certain parcel map entitled "Lots 6 and 7, Block 23 Fair Oaks City" filed in the office of the County Recorder of Sacramento County, on September 30, 1982, in Book 73 of Parcel Maps, at page 3.

                     Property address 10119 Fair Oaks Blvd.